EXHIBIT 3.15
CERTIFICATE OF FORMATION
OF
TRINITY PARTS & COMPONENTS, LLC,
a Delaware limited liability company
     This Certificate of Formation of Trinity Parts & Components, LLC, a Delaware limited liability company (the “LLC”), is being duly executed and filed by S. Theis Rice as an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §§ 18-101, et seq.).
     FIRST. The name of the limited liability company formed hereby is:
Trinity Parts & Components, LLC
     SECOND. The address of the registered office of the LLC in the State of Delaware is:
c/o The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801
     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are:
The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801
     FOURTH. This certificate of formation will become effective as of 11:58 p.m. on December 31, 2006.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 20th day of December, 2006.

/s/ S. Theis Rice
S. Theis Rice,
Authorized Person

CERTIFICATE OF CONVERSION
OF
TRINITY PARTS & COMPONENTS, INC.
a Delaware corporation
into
TRINITY PARTS & COMPONENTS, LLC,
a Delaware limited liability company
Pursuant to the provisions of Section 266 of the Delaware General Corporation Law and Section 18-214 of the Delaware Limited Liability Company Act, the undersigned converting entity certifies the following Certificate of Conversion adopted for the purpose of effecting a conversion in accordance with the provisions of the Delaware General Corporation Law and the Delaware Limited Liability Company Act.
1.	The name of the converting corporation is “Trinity Parts & Components, Inc.”

2.	The date on which the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware is October 25, 2001.

3.	The name of the limited liability company into which the corporation is hereby being converted is “Trinity Parts & Components, LLC.”

4.	The conversion has been approved in accordance with the provisions of Section 266 of the Delaware General Corporation Law.

5.	This certificate of conversion will become effective as of 11:58 p.m. on December 31, 2006.
Dated: December 20, 2006

TRINITY PARTS & COMPONENTS, INC., a Delaware corporation
By:	/s/ Michael G. Fortado
Michael G. Fortado,
Vice President and Secretary

AGREEMENT AND PLAN OF CONVERSION
OF
TRINITY PARTS & COMPONENTS, INC.,
a Delaware corporation
into
TRINITY PARTS & COMPONENTS, LLC,
a Delaware limited liability company
     THIS AGREEMENT AND PLAN OF CONVERSION dated December 20, 2006 (the “Agreement”), is entered into by Trinity Parts & Components, Inc., a Delaware corporation.
RECITALS
     WHEREAS, each of the directors and the sole stockholder of Trinity Parts & Components, Inc., a Delaware corporation, desires to convert the entity to Trinity Parts & Components, LLC, a Delaware limited liability company;
     WHEREAS, following the conversion, Trinity Parts & Components, Inc. will continue its existence in the organizational form of Trinity Parts & Components, LLC, a Delaware limited liability company; and
     WHEREAS, this Agreement has been approved by each of the directors and the sole stockholder of Trinity Parts & Components, Inc. by unanimous written consent as of the date hereof.
     WHEREAS, for federal income tax purposes, it is intended that the conversion shall qualify as a liquidation within the meaning of Section 332 of the Internal Revenue Code of 1986, as amended.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereby agree as follows:
     A. This Agreement has been approved by each of the directors and the sole stockholder of Trinity Parts & Components, Inc. by unanimous written consent. A copy of the written consent of the directors and the sole stockholder will be on file at the offices of Trinity Parts & Components, Inc. (prior to the conversion) and Trinity Parts & Components, LLC (after the conversion).
     B. The conversion of Trinity Parts & Components, Inc. into Trinity Parts & Components, LLC is to be effective at 11:58 p.m. on December 31, 2006 after filing the Certificate of Conversion of Trinity Parts & Components, Inc., and Certificate of Formation of Trinity Parts & Components, LLC, both of which are attached hereto as Exhibit A, with the Secretary of State of the State of Delaware. A copy of the Certificate of Conversion of Trinity Parts & Components, Inc. and a copy of Certificate of Formation of Trinity Parts & Components, LLC will be on file at the offices of Trinity Parts & Components, Inc. (before the conversion) and Trinity Parts & Components, LLC (after the conversion).

     C. Upon the conversion of Trinity Parts & Components, Inc. into Trinity Parts & Components, LLC, the stock of Trinity Parts & Components, Inc. will be converted pro rata into a Membership Interest in Trinity Parts & Components, LLC.
     D. After the conversion, Trinity Parts & Components, LLC will continue the business of Trinity Parts & Components, Inc. and assume all liabilities and obligations of Trinity Parts & Components, Inc.
     E. A copy of this Agreement will be kept on file at the offices of Trinity Parts & Components, LLC and any member (or former stockholder of Trinity Parts & Components, Inc.) may request a copy at no charge at any time.
Remainder of Page Intentionally Left Blank.
Signature Page(s) To Follow.

     IN WITNESS WHEREOF, the undersigned certifies that this Agreement has been adopted by each of the directors and the sole stockholder by unanimous consent as of the date hereof.

TRINITY PARTS & COMPONENTS, INC., a Delaware corporation
By:	/s/ Michael G. Fortado
Michael G. Fortado,
Vice President and Secretary

EXHIBIT A
Certificate of Conversion
of
Trinity Parts & Components, Inc.
and
Certificate of Formation
of
Trinity Parts & Components, LLC

Exhibit 3.15
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

Trinity Rail Components & Repair, Inc., a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:  That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Trinity Rail Components & Repair, Inc. be amended by changing Article I thereof so that, as amended, said Article shall read as follows:

“Article I: The name of the corporation is Trinity Parts & Components, Inc.”

SECOND:  That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:  That the aforementioned amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:14 PM 08/26/2005
FILED 02:53 PM 08/26/2005
050706645 – 3450691 FILE

IN WITNESS WHEREOF, said Trinity Rail Components & Repair, Inc. has caused this certificate to be signed by Michael G. Fortado, its Vice President and attested by James E. Perry, its Assistant Secretary this 23rd day of August, 2005.

Trinity Rail Components & Repair, Inc.

By:	/s/ Michael G. Fortado
Michael G. Fortado
Vice President

ATTEST:

By:	/s/ James E. Perry
James E. Perry
Assistant Secretary

EXHIBIT 3.15
CERTIFICATE OF INCORPORATION
OF
TRINITY RAIL COMPONENTS & REPAIR, INC.
-oOo-
ARTICLE I
Name
The name of the corporation is TRINITY RAIL COMPONENTS & REPAIR, INC.
ARTICLE II
Registered Office and Agent
     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
Purpose
     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV
Authorized Capital Stock
     The total number of shares of stock which the corporation shall have authority to issue is Ten Thousand (10,000) shares of Common Stock, with a par value of one dollar ($1.00) per share.
ARTICLE V
Sole Incorporator
The name and mailing address of the sole incorporator is:
Michael G. Fortado
2727 Stemmons Freeway
Dallas, Texas 75207
ARTICLE VI
Duration
The corporation is to have a perpetual existence.
     THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of October, 2001.

/s/ Michael G. Fortado
Michael G. Fortado, Sole Incorporator